Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is made as of November 2, 2018 by and among Trans-Lux Corporation, a Delaware corporation (the “Company”), and Unilumin North America Inc., a Delaware corporation (the “Purchaser”).

RECITALS

A.        The Company has authorized the sale and issuance of up to 1,315,789 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase 5,670,103 shares of the Company’s common stock at an initial exercise price of $0.97 per share (the “Warrant”, and with the Common Stock, the “Securities”), the form of which is attached hereto as Exhibit A.

B.        Subject to the terms and conditions set forth in securities purchase agreements substantially similar to this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Regulation D promulgated thereunder (“Regulation D”), the Company desires to issue and sell the Securities to the Purchaser in a private placement offering as more fully set forth herein (the “Offering”).

C.        The Purchaser desires to purchase, and the Company desires to issue and sell, the Securities subscribed for by Purchaser, on the terms and conditions set forth herein.

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I

DEFINITIONS

            Section 1.  Definitions.  In addition to the terms defined elsewhere in this Agreement the following terms have the meanings set forth in this Section 1:

“Closing” shall mean the closing of the Offering contemplated by this Agreement.

“Closing Date” means the date of the Closing under this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Company Counsel” means Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, New York, NY 10019.

“Company’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of any named executive officer of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise) or assets of the Company and its Subsidiaries, taken as a whole; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement; (vi) any changes in applicable Laws or accounting rules, including GAAP; or (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company conducts its businesses.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Subscription Amount” shall mean, as to the Purchaser, the aggregate amount to be paid for the Securities purchased hereunder in United States dollars and in immediately available funds.

“Transaction Documents” means this Agreement and any ancillary documents related to this Agreement described herein.

ARTICLE II

PURCHASE AND SALE OF SECURITIES

            Section 2.  Purchase and Sale of Securities.

2.1             Sale and Issuance.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by Purchaser, the Company agrees to sell, and Purchaser agrees to purchase, 1,315,789 shares of Common Stock, for an aggregate purchase price equal to Purchaser’s Subscription Amount of $1,500,000.00, representing a purchase price per each share of Common Stock of $1.14, and the Warrant.

2.2            Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of the Company Counsel or such other location or such other manner (including by electronic means) as the parties shall mutually agree.

2.3            Deliveries.

(a)                On the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser (or such other Person, as specifically provided below) the following:

(i)              this Agreement duly executed by the Company;

(ii)            a legal opinion of Company Counsel in such form as is reasonably acceptable to Purchaser;

(iii)          a certificate evidencing 1,315,789 shares of Common Stock in the name of Purchaser; and

(iv)          the Warrant duly executed by the Company.

(b)               On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)              this Agreement duly executed by the Purchaser; and

(ii)            Purchaser’s Subscription Amount by wire transfer or certified check payable to the Company.

2.4            Closing Conditions.

(a)                The obligations of the Company hereunder in connection with Closing are subject to the following conditions being met:

(i)              the accuracy in all material respects on the Closing Date, of the representations and warranties of Purchaser contained herein;

(ii)            approval of the board of the directors of the Company of the issuance of the Common Stock and the Warrant and all other provisions and agreements set forth in this Agreement;

(iii)          all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date, shall have been performed or waived; and

(iv)          the delivery by Purchaser of the items set forth in Section 2.3(b) of this Agreement.

(b)               The obligations of Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)        the accuracy in all material respects when made and on the Closing Date, of the representations and warranties of the Company contained herein;

(ii)       all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date, shall have been performed or waived;

(iii)      the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Section 3. Representations and Warranties of the Company.  The Company hereby represents, warrants and covenants to the Purchaser that:

3.1       Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has qualified to do business in all jurisdictions in which the absence of such qualification would have a Material Adverse Effect, and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby and to conduct its business.  The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

3.2             No Conflict.  The execution, delivery and performance of this Agreement, and the Registration Rights Agreement by the Company and the issuance of the Securities contemplated hereby do not and will not: (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of the Company (the “Company Charter Documents”) as in effect on the date hereof; (ii) materially conflict with or violate any law or governmental order as in effect on the date hereof applicable to the Company, or any of its assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration of performance required by, suspension, revocation or cancellation of any rights pursuant to, any material note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement as in effect on the date hereof to which the Company is a party or by which any of Company’s assets or properties is bound or affected, which individually or in the aggregate would have a Material Adverse Effect.

3.3            Subsidiaries.  A true and correct listing of all of the Company’s subsidiaries as of December 31, 2017 is set forth in Exhibit 21 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.  The subsidiaries on such list shall be collectively referred to herein as “Subsidiaries”. Except as set forth in the SEC Reports (as hereinafter defined), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. There are no outstanding (a) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary or (b) options or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary (the items in clauses (a) and (b) being referred to collectively as the “Subsidiary Securities”). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

3.4             Authorized Capital Stock.  As of the date hereof and immediately prior to the issuance of the Preferred Stock hereunder, the authorized capital stock of the Company consists of (i) 10,000,000 shares of common stock, of which as of the date hereof, 2,337,024 shares are issued and 2,309,184 are outstanding, and (ii) 500,000 shares of preferred stock, par value $0.001 per share, of which (A) 416,500 shares are designated as “Series A Convertible Preferred Stock,” having a par value of $1.00 per share and a stated value of $20.00 per share, of which as of the date hereof no shares are issued or outstanding, and (B) 51,000 shares are designated as “Series B Convertible Preferred Stock,” of which as of the date hereof 16,512 shares are issued or outstanding. All of the outstanding shares have been validly issued and are fully paid and nonassessable. No shares of common stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as set forth in the SEC Reports (as defined below), as of the date hereof, (i) there are no outstanding options (except for options granted under the Company’s existing equity incentive plans), warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act.  Except as set forth in the SEC Reports, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities as described in this Agreement. The Company has furnished to the Purchaser true and correct copies of the Company Charter Documents, as in effect on the date hereof.

3.5             Governmental Consents.  Except as may be required by the Securities Act, the Exchange Act and applicable state securities laws, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

3.6             Private Placement.  Subject to the truth and accuracy of the Purchaser’s representations set forth in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.7             Issuance and Delivery of the Securities.  The Securities have been duly authorized by the Company and, when issued, sold and delivered in accordance with this Agreement, the Securities will be (i) validly issued, fully paid and nonassessable, and (ii) free from all taxes, liens and charges with respect to the issue thereof, and shall not be subject to preemptive rights or other similar rights of shareholders of the Company or any liens or encumbrances. Other than the requirement that the Company increase its authorized Common Stock, the shares of Common Stock issuable upon exercise of the Warrant have been duly authorized and reserved by the Company, and, when issued upon conversion in accordance with the Warrant, will be validly issued, fully paid and nonassessable.

3.8             SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.9             Absence of Certain Changes.  Since June 30, 2018, except as disclosed in the SEC Reports filed prior to the Closing Date or as set forth on Schedule 3.9 attached hereto,1 there has not been:

(a)              any change in the assets, liabilities, condition (financial or otherwise), affairs, earnings, business or operations of the Company from that reflected in the financial statements referred to in Section 3.8 above, except for changes in the ordinary course of business which, either individually or in the aggregate, have not had, or may be reasonably expected to result in, a Material Adverse Effect;

(b)              any incurrence of liabilities or obligations by the Company, contingent or otherwise, whether due or to become due, whether by way of guaranty, endorsement, indemnity, warranty, or otherwise, except liabilities and obligations incurred in the ordinary course of business, none of which has had, or is reasonably likely to result in, a Material Adverse Effect;

(c)               any hiring by the Company of any new officer or any material increase in compensation of any of its existing officers, or the rate of pay of its employees as a group (except as part of regular compensation increases in the ordinary course of business), or any material change of such officers’ or employees’ employment agreements or of any benefit plan relating to the Company’s employees;

(d)              any resignation or termination of employment of any officer of the Company and the Company has not received any written notice of the impending resignation or termination of employment of any such officer;

(e)               any change in the accounting methods or practices followed by the Company;

(f)               any issuance of any stock, bonds, or other securities of the Company or options, warrants, or rights or agreements or commitments to purchase or issue such securities or grant such options, warrants or rights, except for those issuances contemplated or permitted by the Transaction Documents;

(g)              any changes to the Company Charter Documents; or

(h)              any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject which, either individually or, in the aggregate, has had or may be reasonably expected to, result in a Material Adverse Effect.

1 Purchaser to signoff on schedule of reserves.

3.10        No Material Adverse Effect.  Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, (a) there has not been, with respect to the Company, any event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) the Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (ii) current liabilities (within the meaning of GAAP) incurred since the Balance Sheet Date in the ordinary course of business consistent in nature and amount with past practice and which are not material in amount, (iii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, or (iv) as set forth in Schedule 3.10 attached hereto; (c) the Company has not altered its method of accounting, (d) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, except as set forth in Schedule 3.10 attached hereto and (e) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans or as disclosed in SEC Reports.  Except for the issuance of the Securities contemplated by this Agreement and as otherwise set forth, or to be set forth, in the Company’s SEC Reports, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses that would be required to be disclosed by the Company under applicable securities laws. The Company represents and warrants that, except as set forth in Schedule 3.10 attached hereto or in the SEC Reports, there has been no material adverse development from the date of filing of the Company’s Annual Report on Form 10-K for the twelve month period ending on December 31, 2017 in terms of assets, liabilities, results of operations, cash flow and business conditions of the Company and its subsidiaries taken as a whole.

3.11         Litigation.  Except as disclosed in the SEC Reports, (a) there are no suits, actions, proceedings or investigations pending or, to the Company's knowledge, threatened, against the Company before any governmental authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement; and (b) the Company is not subject to any outstanding judgment, order, writ, injunction or decree that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

3.12         Governmental Regulation.  The Company is not subject to regulation under the Investment Company Act of 1940, or to any United States of America, state or local statute or regulation limiting its ability to incur indebtedness.

3.13          Finders’ Fees.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Purchaser upon consummation of the transactions contemplated by this Agreement.

3.14         Insurance.  The Company currently carries policies or binders of fire, liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors and officers’ liability, and other casualty and property insurance maintained by the Company or its affiliates and relating to the assets, business, operations, employees, officers and directors of the Company (collectively, the “Insurance Policies”). Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. To the Company’s Knowledge, the insurance coverage provided by such policies is customary for the industry in which the Company and the Subsidiaries operate. Each of the Company and the Subsidiaries has complied with the provisions of each such policy under which it is an insured party, except for instances of noncompliance that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There are no pending or, to the Company’s Knowledge, threatened claims under any insurance policy that individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect.

3.15         Permits.  The Company and its Subsidiaries possess all Permits necessary for the present conduct of their respective businesses, other than where the failure to have such Permits would not reasonably be expected to cause a Material Adverse Effect.

3.16          Compliance With Laws.  To the Company’s Knowledge, and except as disclosed in the SEC reports, the Company is currently in compliance with all laws applicable to it or its business, properties or assets, except where non-compliance would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company has not, and, to the Company’s Knowledge, none of its affiliates or representatives has, taken, directly or indirectly, any overt action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the transactions contemplated hereby.

3.17          Hazardous Substance or Waste. Except as disclosed in the SEC Reports, the Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, on  any property leased by the Company in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended or any other Environmental, Health, and Safety Requirements. The Company has not received any communication (written or oral), whether from a governmental authority or employee, that alleges that the Company is not in full compliance with environmental laws, or that the Company are otherwise subject to liability under environmental laws, and to the best of the Company’s Knowledge, there are no circumstances that may prevent or interfere with such full compliance in the future. There is no environmental claim pending or, threatened against the Company.

3.18         Material Contracts.  All material contracts, plans and arrangements to which the Company or any Subsidiary is a party or any of their respective properties or assets is subject that are required to be filed as an exhibit to any SEC Report have been so filed with the Commission (such documents, the “Material Contracts”). All the Material Contracts are valid and in full force and effect, except to the extent they have previously expired or terminated in accordance with their terms and except for any invalidity or failure to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s Knowledge, none of the Company or any Subsidiary is in violation of or default (with or without notice or lapse of time or both) under, or has waived or failed to enforce any rights or benefits under, any Material Contract, except for violations, defaults, waivers or failures to enforce rights or benefits that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. To the Company’s Knowledge, no other party to any Material Contract is in breach thereof or default thereunder, except for breaches or defaults that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

3.19          Title to Assets.  To the Company’s Knowledge, each of the Company and its Subsidiaries has good, valid and marketable title to, or in the case of leased properties and assets, valid leasehold interests in, all the assets and properties that it owns or uses and that are reflected on the Balance Sheet, or that were thereafter acquired (except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business since such date) except where the failure to have such title or valid leaseholds would not reasonably be expected to have a Material Adverse Effect.

3.20          Taxes.

(a)              The Company has timely filed all tax returns that it was required to file as of the Balance Sheet Date. To the Company’s Knowledge at the time of such filings, all such tax returns were complete and correct in all material respects.  All taxes shown as due on any tax return by the Company have been, to the Company’s Knowledge, timely paid, duly provided for, or are being contested in good faith by appropriate proceedings. The Company has disclosed to the Purchaser material tax issues that are being contested. Any non-disclosure of the tax issues would not reasonably be expected to have a Material Adverse Effect.

(b)             The Company has withheld and paid each tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied in all material respects with all information reporting and backup withholding provisions of applicable law, except where non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(c)              Since December 31, 2017, no extensions or waivers of statutes of limitations have been given or requested with respect to any taxes of the Company.

(d)             The Company is not a party to any action by any taxing authority.  There are no pending or threatened actions by any taxing authority.

3.21         Intellectual Property.  To the Company’s Knowledge, the Company and the Subsidiaries own a valid right, title, interest or license in and to the intellectual property necessary or material for the operation of their respective businesses, which includes all patents, patent applications, provisional patents, copyrights, common law copyrights, trade names, trademarks, service marks, technology, customer lists, internet domain names, know-how, processes, or any other intangible property rights, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same (“Intellectual Property”), except where the failure to so have would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s Knowledge, neither the Company nor any Subsidiary has violated or infringed upon the Intellectual Property rights of any other Person. There are no claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary regarding any claim or infringement of any Intellectual Property belonging to any other Person and the Company has not received any notice (written or otherwise) of any claim of any such infringement. To the Company’s Knowledge, all such Intellectual Property rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property rights.

3.22          Certain Securities Law Matters.

(a)              Neither the Company nor any of its Affiliates, or any person acting on its or their behalf, directly or indirectly, has conducted or will conduct any general solicitation or general advertising (as those terms are used in Regulation D as promulgated by the Commission under the Securities Act) in connection with the offer or sale of any of the Securities.

(b)             Subject to the accuracy of Purchaser’s representations and warranties set forth in Article IV, the offer and sale of the Securities by the Company to Purchaser on the Closing Date will not require registration under the Securities Act or any applicable state securities law. The Company is issuing the Securities in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the Commission under the Securities Act.

3.23         Affiliate Transactions.  Except as disclosed in the SEC Reports, there have been no transactions, agreements, arrangements or understandings between the Company or any Subsidiary, on the one hand, and their respective directors, officers or affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K as promulgated by the Commission under the Exchange Act.

3.24         Anti-Corruption Laws.  None of the Company or its Subsidiaries, and to the Company’s Knowledge, any of its respective officers, directors, agents or employees have, directly or indirectly, made or authorized any contribution, payment or gift of funds, or property to any official, employee or agent of any governmental agency, authority or instrumentality in any jurisdiction where either the payment or gift or the purposes of such contribution, payment or gift was, is, or will be prohibited under applicable law of any relevant locality at the time of such contribution, payment or gift, including without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder and any other applicable anti-bribery or anti-corruption laws or regulations of any jurisdiction.

3.25         No Other Representations or Warranties.  Except for the representations and warranties contained in this Article III, neither the Company nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Section 4.  Representations and Warranties of the Purchaser.  Purchaser hereby represents and warrants to the Company, agreeing and acknowledging that this Agreement is entered into by the Company in reliance upon Purchaser’s representation to the Company, as follows:

4.1             Authorization.  Purchaser has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

4.2             Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

4.3             Knowledge.  The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

4.4             No Public Market.  The Purchaser understands that no public market now exists for any of the securities issued by the Company other than the Common Stock, that the Company has made no assurances that a public market will ever exist for the Securities, other than the Common Stock.

4.5             Legends.  The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS (THE “ACTS”).  NO INTEREST MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACTS COVERING THE TRANSACTION, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THIS CORPORATION STATING THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS.”

Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

4.6            Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Purchaser makes one or more of the following representations regarding its status as an “accredited investor” and certain related matters, and has checked the applicable representation:

☐         (i)        If Purchaser is an individual, a self-directed individual retirement account or a living trust, Purchaser represents that it (A) has an individual net worth, or a joint net worth with such individual’s spouse, in excess of $1,000,000, or (B) has had an individual income in excess of $200,000 in each of the two most recent years, or a joint income with one’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year, or (C) is a director or executive officer of the Company.

☐         (ii)       Purchaser is a bank, insurance partnership, investment partnership registered under the Investment Partnership Act of 1940, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, a business development partnership, a small business investment partnership licensed by the U.S. Small Business Administration, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development partnership as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐         (iii)      Purchaser is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance partnership, or registered investment advisor, or the undersigned has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

☐         (iv)      Purchaser is (A) an organization described in section 501(c)(3) of the Code, or (B) a corporation, partnership, or business trust, in either case with total assets in excess of $5,000,000.

☐         (v)       If Purchaser is not an entity described in paragraphs (i) through (iv), Purchaser represents that each of its equity owners is either (A) an entity described in paragraphs (ii) through (iv); or (B) an individual who (x) has an individual net worth, or a joint net worth with such individual’s spouse, in excess of $1,000,000, or (y) has had an individual income in excess of $200,000 in each of the two most recent years, or a joint income with one’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year, or (z) is a director or executive officer of the Company.

☐         (vi)      Purchaser is a trust with total assets in excess of $5,000,000 whose purchase hereunder is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

☐         (vii)      Purchaser cannot make any of the representations set forth in paragraphs (i) through (vi) above.

4.7              Rule 506 Disqualification Events.

(a)               The Purchaser has not been convicted, within ten (10) years of the date hereof, of any felony or misdemeanor (a) in connection with the purchase or sale of any security; (b) involving the making of any false filing with the Commission; or (c) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities.

(b)              The Purchaser is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five (5) years of the date hereof, that, on the date hereof, restrains or enjoins the Purchaser from engaging or continuing to engage in any conduct or practice (a) in connection with the purchase or sale of any security; (b) involving the making of any false filing with the Commission; or (c) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

(c)               The Purchaser is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that (a) on the date hereof, bars the Purchaser from association with an entity regulated by such commission, authority, agency or officer; engaging in the business of securities, insurance or banking; or engaging in savings association or credit union activities; or (b) constitutes a final order, entered within ten (10) years of the date hereof, that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct.

(d)              The Purchaser is not subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or 203(f) of the Investment Advisers Act of 1940 that, on the date hereof (a) suspends or revokes the Purchaser’s registration as a broker, dealer, municipal securities dealer or investment adviser; (b) places on the Purchaser limitations on the activities, functions or operations of, or imposes civil money penalties; or (c) bars the Purchaser from being associated with any entity or from participating in the offering of any penny stock.

(e)              The Purchaser is not subject to any order of the Commission, entered within five (5) years of the date hereof, that, on the date hereof, orders the Purchaser to cease and desist from committing or causing a violation of or a future violation of (a) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act of 1933, as amended, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder; or (b) Section 5 of the Securities Act of 1933, as amended.

(f)               The Purchaser has not been you been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

(g)              The Purchaser has not filed (as a registrant or issuer), and has not been named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five (5) years of the date hereof, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, and the Purchaser is not, on the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

(h)               The Purchaser is not subject to a United States Postal Service false representation order entered within five (5) years of the date hereof, and the Purchaser is not, on the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1            Use of Proceeds.  After Closing, the Company and the Purchaser shall discuss in good faith and mutually agree in writing upon the Company’s use of the proceeds from the sale of the Securities to the Purchaser. Prior to such agreement, the Company may not use any part of the proceeds without the Purchaser’s prior written consent.

5.2             Board Representation.  At and after the Closing, the Purchaser shall be entitled to appoint two directors to the Board of Directors of the Company (the “Board”) who shall be reasonably acceptable to the Company (such directors, each a “Purchaser Director”). Yang Liu and Nicholas Fazio are agreed to be acceptable. Each of the foregoing directors shall be appointed as directors of the same class of directors at the Closing and shall serve for an initial term of three years such that their terms as directors will expire at the Company’s 2021 annual meeting of stockholders (and any subsequent required annual meeting of stockholders). For as long as the Purchaser and its affiliates, taken together, beneficially own at least 10% of the Company’s issued and outstanding shares of common stock, the Board shall be comprised of no more than eight (8) directors (including all independent directors and the Purchaser Directors), to serve until the next annual meeting of the Company’s shareholders, unless otherwise consented by the Purchaser. For as long as the Purchaser and its affiliates, taken together, beneficially own at least 10% of the Company’s issued and outstanding shares of common stock, the Board shall include in its 2021 annual meeting (and any subsequent required annual meeting of stockholders) proxy statement and recommend to the Company’s stockholders to approve at such annual meeting the appointment of two (2) Purchaser Directors then designated by the Purchaser, and the Board shall otherwise support such Purchaser Directors in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees. The Company and the Board shall take all necessary actions to ensure that, at all times when a Purchaser Director is eligible to be appointed or nominated, there are sufficient vacancies on the Board to permit such designation. In the event the Company’s stockholders do not approve one or more Purchaser Directors nominated by Purchaser, the Board shall (i) appoint, to the extent there are available vacancies, or (ii) to the extent there are no available vacancies call a special meeting and include in its proxy and recommend to the Company’s stockholders to approve the appointment of, in each case of (i) or (ii) above, alternative individuals to serve as the Purchaser Directors as designated by Purchaser to serve until the following annual meeting of the stockholders. For the avoidance of doubt, and the Purchaser shall not be required to comply with the advance notice provisions generally applicable to the nomination of Directors by the Company so long as the Purchaser provides reasonable advance notice to the Company of the Purchaser Directors prior to the mailing of the proxy statement by the Company (provided, that the Company shall provide reasonable advance notice to the Purchaser of the expected mailing date).

5.3             Registration Rights.

(a)                Definitions.  For purposes of this Section 5.3:

(i)         The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(ii)        Registrable Securities.  The term “Registrable Securities” means: (A) the Common Stock and the shares underlying the Warrants under this Agreement and (B) any Common Stock issued as a dividend or other distribution with respect to, in exchange for or in replacement of the Securities.

(b)              Piggyback Registrations.  The Company shall notify Purchaser in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements for the purpose of conducting a rights offering to the Company’s stockholders on Form S-1 or otherwise, on Form S-8 or on Form S-4, or any successor forms) and will afford Purchaser an opportunity to include in such registration statement all or any part of the Registrable Securities then held by Purchaser. Purchaser desiring to include in any such registration statement all or any part of the Registrable Securities held by Purchaser shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities Purchaser wishes to include in such registration statement. If Purchaser decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, Purchaser shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(c)              Demand Registration. In the event that the Registrable Securities have not been registered within one year after the Closing Date, the Purchaser may at any time after the first anniversary of the Closing Date request in writing that the Company file a registration statement under the Securities Act covering the registration of all of the Registrable Securities and the Company will use its commercially best efforts to effect such registration and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request at its own cost.

(d)              Underwriting.  If a registration statement under which the Company gives notice under this Section is for an underwritten offering, then the Company shall so advise the Purchaser. In such event, the right of Purchaser to include Registrable Securities in a registration pursuant to this Section 5.3 shall be conditioned upon Purchaser’s participation in such underwriting and the inclusion of Purchaser’s Registrable Securities in the underwriting to the extent provided herein. If Purchaser proposes to distribute its Registrable Securities through such underwriting, Purchaser shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to Purchaser.  If Purchaser disapproves of the terms of any such underwriting, Purchaser may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(e)             Expenses.  All registration expenses incurred in connection with a registration pursuant to this Section shall be borne by the Company. Purchaser participating in a registration pursuant to this Section shall bear its proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions and selling expenses incurred in connection with a registration pursuant to this Section.

(f)                Indemnification. In the event any Registrable Securities are included in a registration statement:

(i)               By the Company.  To the extent permitted by law, the Company will indemnify and hold harmless Purchaser and each of its Representatives, against any losses to which it may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (1) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse Purchaser and its representatives for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Purchaser or its representatives.

(ii)              By Purchaser.  To the extent permitted by law, Purchaser will indemnify and hold harmless the Company and each of its representatives and any underwriter, against any losses to which the Company or any such representative or underwriter may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses arise out of or are based upon any violation, in each case to the extent (and only to the extent) that such violation occurs in reliance upon and in conformity with written information furnished by Purchaser expressly for use in connection with such registration; and Purchaser will reimburse any legal or other expenses reasonably incurred by the Company or any such representative or underwriter in connection with investigating or defending any such loss; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss if such settlement is effected without the consent of Purchaser, which consent shall not be unreasonably withheld.

(iii)              Notice.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party to the extent of such prejudice under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

(iv)            Survival.  The obligations of the Company and Purchaser under this Section shall survive the completion of any offering of Registrable Securities in a registration statement.

5.4             Cooperation Regarding Rule 144.  As long as Purchaser owns any Purchased Shares, the Company will use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as Purchaser owns any Securities, if the Company is not required to file reports pursuant to the Exchange Act, at the request of the Purchaser Directors, it will prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for Purchaser to sell Securities under Rule 144. The Company further covenants that it will take such further action in accordance with U.S. securities laws as Purchaser may reasonably request (including to cause its counsel to issue appropriate legal opinions and to direct its transfer agent accordingly) to the extent required from time to time to enable the Purchaser to sell Securities without registration under the Securities Act in accordance with Rule 144.

5.5             Preferred Supplier.  The Purchaser, Unilumin North America, Inc., and/or its  affiliates shall be a top preferred supplier of all the Company’s and its subsidiaries’ LED display projects or other products manufactured or sold by the Purchaser or its affiliates; provided that the Company reserves the right to purchase similar or identical products from other suppliers with the consent of Purchaser (such consent not to be unreasonably withheld), based on, among other things, pricing, product availability, logistics, and specific customer requirements. The Purchaser, on behalf of itself and its affiliates, confirm that the Company and its subsidiaries will be provided the full benefit of any and all  most favorable terms and/or conditions (“MFN Terms”) contained in any other agreement entered into by the Purchaser with third parties for similar or identical products required or utilized in connection with the Company’s business and available in the same territory where the Company or its relevant subsidiary is located. The Purchaser shall notify the Company in writing of such MFN Terms within fifteen (15) Business Days after agreeing thereto in a binding legal agreement, and any terms in the relevant supplement agreement between the Purchaser or any of its affiliates and the Company which are less favorable than the MFN Terms shall be deemed to be reformed to be consistent with the MFN Terms as of the effective date of such third party agreement and thereafter for such time that the MFN Terms remain in effect.

5.6             Further Actions.  The proceeds to the Company from the sale of the Securities and the exercise of the Warrant are necessary to ensure that the Company can continue as a going concern. The Company acknowledges that the Purchaser will not be obliged to exercise the Warrant unless the Series B Convertible Preferred Stock is converted into Common Stock and other conditions set forth in the Warrant have been satisfied or triggered. The Purchaser acknowledges that given the Company’s need for the proceeds from the exercise of the Warrant to continue as a going concern the Company may take certain actions relating to the conversion of the Series B Convertible Preferred Stock including seeking Shareholder approval to approve amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended, to decrease the conversion price of the Series B Convertible Preferred Stock and increase the Company’s authorized capital.

ARTICLE VI

INDEMNIFICATION

            Section 6.  Indemnification.

6.1              Survival.  Subject to the limitations and other provisions of this Agreement, the representations and warranties set forth in Sections 3.1, 3.2, 4.1 and 4.2 shall survive the Closing indefinitely and all other representations, warranties, covenants and agreements of each party in this Agreement shall survive the Closing for the period explicitly specified therein and, if not specified, for a period of two years. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant covenant or agreement and such claims shall survive until finally resolved.

6.2             Indemnification.  Subject to the other terms and conditions of this Agreement and notwithstanding Section 6.3, the Company and Purchaser shall indemnify and defend the other party and their respective Subsidiaries and Representatives (collectively, the “Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all losses incurred or sustained by, or imposed upon, the Indemnitees based upon, arising out of, with respect to or by reason of:

a.                any inaccuracy in or breach of any of the representations or warranties of the such party contained in this Agreement or in any certificate or instrument delivered by or on behalf of the such party pursuant to this Agreement; or

b.               any breach or non-fulfillment of any covenant, agreement or obligation required to be performed by the such party pursuant to this Agreement.

6.3             Certain Limitations.  Notwithstanding anything contained in Section 6.2 or otherwise in this Agreement, the aggregate amount for all losses for which either party hereto shall be liable pursuant to Section 6.2 shall not exceed one hundred percent (100%) of the Subscription Amount.

6.4             Tax Treatment of Indemnification Payments.  All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Subscription Amount for tax purposes, unless otherwise required by law.

ARTICLE VII

MISCELLANEOUS

            Section 7.  Miscellaneous.

7.1       Successor and Assigns.  This Agreement will bind and inure to the parties and their respective successors and permitted assigns. No party hereto may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto (other than by merger).

7.2       Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

7.3       Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

7.4       Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5             Notices.  All notices, requests and other communications to any party hereunder will be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmed delivery by Federal Express or other nationally recognized courier service providing next-business-day delivery, or (c) three business days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid and addressed to the party to be notified, in each case at the address set forth below, or at such other address as such party may designate by written notice to the other party (provided that notice of change of address shall be effective upon receipt by the party to whom such notice is addressed.

If to the Company	Trans-Lux Corporation 135 East 57th Street, 14th Floor New York, NY 10022 Attention: Alberto Shaio, President and Chief Executive Officer

With a copy to:	Olshan Frome Wolosky LLP 1325 Avenue of the Americas New York, NY 10019 Attention: Kenneth Schlesinger, Esq. Fax: (212) 451-2222 Email: kschlesinger@olshanlaw.com

If to Unilumin:	Unilumin North America, Inc. c/o Unilumin LED Technology FL LLC 254 West 51st Street New York, NY 10001 Attention: Nicholas Fazio, Chief Executive Officer

With a copy to:	Durkin Law, LLC 101 Hudson Street, Suite 2100 Jersey City, NJ 07305 Attention: Thomas E. Durkin, III, Esq. Email: TDurkin3@durkinlawllc.com

7.6       Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 7.6 shall be binding upon the Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.

7.7       Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

7.8       Finders’ Fees.  Each of the Company and the Purchaser will indemnify the other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders’ fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

7.9       Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the forgoing, to the extent the Warrant is exercised in full, the Company will reimburse the Purchaser for up to $175,000 of the Purchaser’s expenses. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

7.10     Entire Agreement.  This Agreement and the other Transaction Documents (and the Exhibits hereto and thereto) constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly cancelled.

7.11     Exculpation Among Purchasers.  The Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  The Purchaser agrees that neither the Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any other purchaser of Securities in connection with the Offering shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

7.12     Further Assurances.  The Company and Purchaser shall each execute and deliver all further documents or instruments and take all further actions reasonably requested by the other in order to fully effectuate the intent and purpose of this Agreement and obtain the full benefit of this Agreement. The Company will use its commercially reasonable efforts to have a rights offering in the amount of $2,500,000 consummated prior to June 1,2019.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY		PURCHASER

TRANS-LUX CORPORATION		UNILUMIN NORTH AMERICA, INC.

By:	/s/ Alberto Shaio	By:	/s/ Nicholas J Fazio
Name:	Alberto Shaio	Name:	Nicholas J Fazio
Title:	President and Chief Executive Officer	Title:	Chief Executive Officer
Date:	November 2, 2018	Date:	November 2, 2018

EXHIBIT A

Form of Warrant

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